Exhibit 99.1

                                                                   [EXELON LOGO]

News Release

From:      Exelon Corporation                            FOR IMMEDIATE RELEASE
                                                         ---------------------
           Corporate Communications                      July 31, 2002
           P.O. Box 805379
           Chicago, IL  60680-5379

Contact:   Linda Marsicano, Media Relations
           312.394.3099
           Linda Byus, CFA, Investor Relations
           312.394.7696

               Exelon Announces Second Quarter Operating Earnings
                   of $1.14 Before Gain on Sale of Investment

Chicago (July 31, 2002) - Exelon Corporation (NYSE: EXC) today reported consolidated earnings of $485 million, or $1.50 per share (diluted), for the second quarter of 2002. Operating earnings were $369 million, or $1.14 per share, before a $116 million, or $0.36 per share, after-tax gain related to Exelon Enterprises' sale of its 49% interest in AT&T Wireless PCS of Philadelphia. The transaction closed on April 1, 2002. Operating earnings in the second quarter of 2002 were up 18% compared with second quarter 2001 earnings of $0.97 per share.

Improved operating results were due to increased weather related kWh deliveries, lower interest expense and lower operating and maintenance expense in the quarter compared to second quarter 2001. The Cost Management Initiative achieved $93 million of savings in the second quarter and $104 million year-to-date. The estimated net impact of favorable weather is $0.09 per share in the second quarter compared to the prior year and also $0.09 per share relative to the normal weather that was incorporated in Exelon's guidance. The cessation of goodwill amortization contributed $0.12 per share for the quarter relative to the second quarter of 2001.

John W. Rowe, Exelon Chairman and CEO, stated, "Our strong second quarter earnings are the result of the efforts of Exelon employees to live up to our commitments and perform at world-class levels. Our Cost Management Initiative, led by Oliver Kingsley, is producing results. Based on everything we know today, we expect to meet or exceed the current consensus estimate of $4.65 per share. However, with the current economic and wholesale power price volatility, it is difficult to project earnings in a narrow range."

2002 Earnings Outlook

Exelon's 2002 earnings outlook has been updated to incorporate year-to-date events including first half operating results and our expectations for the balance of the year. Exelon's guidance for consolidated 2002 earnings from operations excluding unusual items remains in the range of $4.55 to $4.85 per diluted share based on the assumption of normal weather for the balance of the year. Earnings from operations exclude the second quarter gain from the sale of the AT&T investment and first quarter goodwill impairment and severance costs. Third quarter earnings are expected to represent about 30% of the full year earnings.

Second Quarter Highlights

o Exelon Generation's nuclear group completed two scheduled refueling outages during the second quarter of 2002, the same as in the second quarter of 2001. The average refueling outage duration for the first half of 2002 was 23 days compared to 25 days for the first half of 2001. In the second quarter of 2002, there was a planned maintenance outage (non-refueling outage) at LaSalle Station with a duration of 15 days. Power uprate modifications were installed during both of the second quarter 2002 refueling outages, adding a total of 129 MWs of additional capacity. Exelon Generation's nuclear fleet, excluding AmerGen, produced 28,353 GWhs output for the second quarter of 2002, compared to 28,443 GWhs output for the second quarter of 2001. The fleet, including AmerGen, achieved a capacity factor of 92.1% for the second quarter of 2002, compared to 93.6% for the second quarter 2001.

o Exelon Generation's fossil operations continued their strong performance in the second quarter with 98.9% on-time delivery and 94.2% dispatch availability.

o Exelon Generation's power marketing organization, Power Team, mitigated the impact of depressed wholesale power prices during the second quarter with hedging activities. The average realized wholesale market price, excluding trading, for the quarter was $31/MWh, significantly higher than the average observed around-the-clock spot price of approximately $25/MWh in its two primary generation supply regions of MAIN and PJM. The average realized market price, excluding trading, in second quarter of 2001 was $38/MWh.

o On April 25, 2002, Exelon Generation acquired two natural-gas and oil-fired plants from TXU Corp. (TXU) for an aggregate purchase price of $443 million. The purchase includes the 893-megawatt Mountain Creek Steam Electric Station in Dallas and the 1,441-megawatt Handley Steam Electric Station in Fort Worth.

o Exelon Enterprises completed the sale of its 49% interest in AT&T Wireless PCS of Philadelphia, LLC to a subsidiary of AT&T Wireless Services for $285 million in cash. The transaction closed on April 1, 2002. The after-tax gain was $116 million with a resulting $0.36 earnings per share (diluted) gain included in reported earnings for the quarter but excluded from operating income.

o On June 27, Exelon Generation announced an agreement to purchase Sithe New England Holdings, a subsidiary of Sithe Energies, Inc., in exchange for a $543 million note, plus the assumption of approximately $1.15 billion of project debt. If the transaction closing conditions are met and Federal Energy Regulatory Commission (FERC) and other approvals are received, the transaction could be completed in November 2002.

o On July 1, 2002, Exelon Generation notified Midwest Generation of the exercise of its call options under the existing Coal Generation Purchase Power Agreement. Exelon Generation exercised options on 1,265 MWs of capacity and did not exercise options on 2,684 MWs of capacity. In 2003, Exelon Generation will take 1,696 MWs of non-option capacity and 1,265 MWs of option capacity under the existing contract.

o On July 19, Exelon Energy Delivery's Illinois operating company, ComEd, filed a request with the Illinois Commerce Commission (ICC) to revise the Provider of Last Resort (POLR) obligation in Illinois. ComEd is seeking permission from the ICC to limit the availability by June 2006 of Rate 6L for its largest energy customers, those with demands of at least 3 megawatts, which typically include heavy industrial plants, large office buildings, government facilities and a variety of other businesses. Rate 6L is a bundled fixed rate offered to about 370 customers representing 2,500 MWs of load. The ICC has 120 days to act on the filing or it will be deemed approved.

Other items:

Exelon early adopted new accounting guidance issued by the Emerging Issues Task Force of the Financial Accounting Standards Board (EITF 02-3) in June, which requires that revenues and expenses related to energy trading contracts be presented on a net basis in the income statement. Prior to the second quarter of 2002, Exelon's trading revenues and costs were presented on a gross basis. For comparative purposes, page 14 of the attachment provides the impact of netting trading expenses with revenues for prior quarters.


BUSINESS UNIT RESULTS
Exelon Corporation's consolidated net income for the second quarter of 2002 was $485 million compared with net income of $315 million in the second quarter of 2001.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO Energy and the natural gas distribution business of PECO Energy. Energy Delivery's net income in the second quarter of 2002 was $322 million compared with net income of $264 million in the second quarter of 2001, primarily due to cost savings and increased weather-related kWh sales in 2002.

Cooling degree days in the ComEd service territory were up 29% relative to last year and 33% above normal. In the PECO service territory cooling degree days were up 1% compared with 2001 and 36% above normal. Total retail KWh deliveries rose 2.2% for ComEd, with a 12% increase in deliveries to the weather-sensitive residential customer class. PECO's retail KWh deliveries increased 3.0% overall. Energy Delivery's total revenues for the second quarter of 2002 of $2,476 million were up 2% from $2,436 million in 2001, offset by a $31 million net increase in fuel and purchased power. Operating and maintenance expense decreased $23 million reflecting lower uncollectable accounts expense and Cost Management Initiative savings. The absence of the amortization of goodwill and lower interest expense contributed to the increase in Energy Delivery's operating results. The impact of the warmer summer weather increased Energy Delivery's second quarter 2002 earnings per share (diluted) by approximately $0.05 relative to 2001 and $0.06 relative to the normal weather that was incorporated in our earnings guidance.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. Generation's second quarter 2002 net income of $84 million was up from second quarter 2001 net income of $71 million. The increase is due to the positive impacts of Exelon's Cost Management Initiative, lower interest expense and lower depreciation expense, partially offset by higher trading portfolio losses. Energy sales for the second quarter of 2002 totaled 50,238 GWhs, exclusive of trading volumes, compared with 48,068 GWhs in 2001. Generation's second quarter 2002 revenue of $1,559 million includes a net trading portfolio loss of $16 million compared to second quarter 2001 revenue of $1,583 million, which includes a net trading portfolio loss of $6 million. As noted above, second quarter 2001 revenues have been revised to reflect the adoption of EITF 02-3, which requires that trading-related expenses be netted against trading revenues. Revenues, excluding the net trading portfolio losses, decreased 2.2% from the second quarter of 2001, reflecting lower market prices for energy.

The average realized price excluding trading activity in the second quarter of 2002 was $31 per MWh compared with $33 per MWh in 2001. The average realized price reflects a higher proportion ot Generation's total sales being to Exelon Energy Delivery as a result of favorable weather conditions, which partially offset the impact of lower market prices during the second quarter of 2002 as compared to the second quarter of 2001. Revenue net fuel decreased $2 million to $630 million for the second quarter of 2002 as compared to the second quarter of 2001 as a result of the factors noted above. The second quarter 2002 revenue net fuel includes net mark-to-market losses of $5 million including non-cash mark-to-market gains on non-trading activities of $4 million and non-cash mark-to-market trading losses of $9 million. Operating and maintenance expenses increased $6 million reflecting the addition of the plants acquired from TXU, which are offset by savings generated by Exelon's Cost Management Initiative efforts. Depreciation and amortization decreased $10 million for the second quarter of 2002 as compared to the second quarter of 2001 due primarily to plant life extensions, which were incorporated in the depreciation calculation beginning in the latter half of 2001. Interest expense of $11 million was $15 million lower for the second quarter of 2002 as compared to the second quarter of 2001 due primarily to lower interest rates on borrowings and higher capitalized interest.

Exelon Enterprises consists of Exelon's competitive retail energy sales, Energy Solutions and infrastructure services, venture capital investments and related businesses. Enterprises reported second quarter 2002 net income of $83 million, which includes the $116 million after-tax gain on the sale of the AT&T Wireless investment. Excluding that gain, second quarter 2002 results were a loss of $33 million. Second quarter 2001 results were a loss of $5 million. Enterprises second quarter 2001 results included an $18 million gain on investments. The $28 million decrease in 2002 earnings compared to 2001 is primarily due to $36 million of investment writedowns and $4 million of other net asset writedowns in the second quarter of 2002, partially offset by the cessation of goodwill amortization, lower interest expense and the absence of AT&T Wireless operating losses after the April sale. Enterprises revenues and operating expenses were each lower by approximately $70 million compared to 2001, as a result of reduced project activity at Energy Solutions, reduced construction activity at InfraSource due to the continued decline in the telecommunications industry, reduced gas prices, and Enterprises' unregulated Exelon Energy's exit from the retail energy business in the PJM region, partially offset by higher electric revenues from the Illinois energy market.

Other items:
Conference call information: Exelon has scheduled a Conference Call for 11 AM ET (10 AM CT) on July 31. The call-in number in the U.S. is 877/691-0877 the international call-in number is 973/582-2785. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon's web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available through August 15. The U.S. call-in number is 877/519-4471 the international call-in number is 973/341-3080. The confirmation code is 3391011.

================================================================================

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those factors discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" in Exelon's 2001 Annual Report and "Risk Factors" in Exelon Generation Company's Registration Statement on Form S-4, file number 333-85496. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


                                       ###
    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in
              Chicago and trades on the NYSE under the ticker EXC.

                                                         EXELON CORPORATION
                                                  Consolidated Statements of Income
                                                             (unaudited)
                                                (in millions, except per share data)


                                                                              Three Months Ended June 30,  Six Months Ended June 30,
                                                                              --------------------------   -------------------------
                                                                               2002            2001           2002            2001
                                                                              ------------------------      ------------------------
Operating Revenues                                                            $ 3,519        $ 3,616        $ 6,876        $ 7,439

Operating Expenses
   Purchased Power                                                                759            766          1,427          1,407
   Fuel                                                                           364            409            860          1,098
   Operating and Maintenance                                                    1,070          1,134          2,137          2,192
   Depreciation and Amortization                                                  332            362            667            740
   Taxes Other Than Income                                                        181            153            367            321
                                                                              -------        -------        -------        -------
   Total Operating Expenses                                                     2,706          2,824          5,458          5,758
                                                                              -------        -------        -------        -------

Operating Income                                                                  813            792          1,418          1,681
Other Income and Deductions
   Interest Expense                                                              (241)          (289)          (490)          (581)
   Distributions on Preferred Securities of Subsidiaries                          (11)           (12)           (23)           (23)
   Equity in Earnings of Unconsolidated Affiliates, net                             9              7             22             25
   Other, net                                                                     194             44            222             99
                                                                              -------        -------        -------        -------

   Total Other Income and Deductions                                              (49)          (250)          (269)          (480)
                                                                              -------        -------        -------        -------

Income Before Income Taxes and Cumulative Effect
    of Changes in Acounting Principles                                            764            542          1,149          1,201
Income Taxes                                                                      279            227            427            499
                                                                              -------        -------        -------        -------

Income Before Cumulative Effect of Changes in
   Accounting Principles                                                          485            315            722            702

Cumulative Effect of Changes in Accounting
   Principles, Net of Income Taxes                                               --             --             (230)            12
                                                                              -------        -------        -------        -------

Net Income                                                                    $   485        $   315        $   492        $   714
                                                                              =======        =======        =======        =======


Average Common Shares Outstanding
   Basic:                                                                         322            321            322            320
   Diluted:                                                                       323            324            324            323

Earnings per Average Common Share:
   Basic:
      Income before Cumulative Effect of Changes in Accounting Principles     $  1.50        $  0.98        $  2.24        $  2.19
      Cumulative Effect of Changes in Accounting Principles                      --             --            (0.71)          0.04
                                                                              -------        -------        -------        -------
      Net Income                                                              $  1.50        $  0.98        $  1.53        $  2.23
                                                                              =======        =======        =======        =======

   Diluted:
      Income before Cumulative Effect of Changes in Accounting Principles     $  1.50        $  0.97        $  2.23        $  2.17
      Cumulative Effect of Changes in Accounting Principles                      --             --            (0.71)          0.04
                                                                              -------        -------        -------        -------
      Net Income                                                              $  1.50        $  0.97        $  1.52        $  2.21
                                                                              =======        =======        =======        =======



Unusual Items included in Diluted Earnings per
   Common Share Gains/(Losses):

   Transition loss on implementation of FAS 141 and 142                       $  --          $  --          $ (0.71)       $  --
   Gain on Sale of AT&T Wireless                                                 0.36           --             0.36           --
   Employee severance costs                                                      --             --            (0.04)          --
   CTC prepayment                                                                --             0.02           --             0.02
   Wholesale rate settlement                                                     --             0.01           --             0.01
   Gain on investment                                                            --             0.04           --             0.05
   Implementation of FAS 133                                                     --             --             --             0.04
   Settlement of Transition Bond Swap                                            --             --             --             0.01
                                                                              -------        -------        -------        -------

   Total Unusual Items                                                        $  0.36        $  0.07        $ (0.39)       $  0.13
                                                                              =======        =======        =======        =======

                               EXELON CORPORATION
                    Earnings Per Diluted Share Reconciliation
                   Second Quarter 2002 vs. Second Quarter 2001


2001 Earnings per Diluted Share                                    $ 0.97

      Unusual Items included in 2001 Earnings:
         Gain on Investment (1)                                     (0.04)
         CTC prepayment                                             (0.02)
         Wholesale Rate Settlement                                  (0.01)
                                                                ----------

2001 Earnings Excluding Unusual Items                                0.90

      Year Over Year Effects on Earnings:
         Lower Energy Margins - Excluding Weather (2)               (0.04)
         Higher Energy Margins - Weather Impact (3)                  0.09
         Cessation of Goodwill Amortization                          0.12
         Investment and Asset Write-Downs (4)                       (0.07)
         Lower Operating and Maintenance Expense (O&M) (5)           0.02
         Lower Interest Expense (6)                                  0.09
         Higher Taxes Other Than Income (7)                         (0.05)
         Higher Depreciation and Amortization Expense (8)           (0.02)
         Lower Effective Income Tax Rate (9)                         0.07
         Other                                                       0.03
                                                                ----------

2002 Earnings Before Gain on sale of AT&T                            1.14

      Gain on the Sale of AT&T Wireless                              0.36
                                                                ----------

2002 Earnings per Diluted Share                                    $ 1.50
                                                                =========

(1)  Realized gains on distributions on Enterprises investments.

(2) Primarily reflects higher PJM ancillary costs, lower margins on energy trading activity and rate reductions at EED, partially offset by a stronger economy in Chicago in 2002 compared to 2001. ComEd's 5% residential customer rate reflects a reduction of $0.05 per share.

(3) Primarily related to warmer summer weather in the second quarter of 2002 compared to 2001. Additionally, because retail electricity sales were up due to weather, the Power Team sold less electricity at wholesale prices. The estimated net impact of weather is an increase to earnings per share of $0.05, $0.02 and $0.02 at Energy Delivery, Generation and Enterprises, respectively.

(4) Reflects $36 million of investment write-downs and $4 million of net asset writedowns at Enterprises.

(5) Lower O&M's primarily relate to decreased Generation O&M's, offset by increased Energy Delivery O&M's reflecting uncollectible accounts and claims expenses and costs associated with the deployment of automatic meter reading technology. Reductions in InfraSource and Exelon Services O&M's resulting from lower business activity of $51 million is excluded from this effect. The earnings effect of lower InfraSource and Exelon Services O&M's is offset by lower nfraSource and Exelon Services revenue.

(6) Reflects lower debt outstanding and lower interest rates due to refinancing at Energy Delivery and a lower rate on Generation's spent nuclear fuel obligation.

(7)  Primarily reflects a higher gross receipts tax rate at PECO.

(8) Depreciation and amortization expense, excluding goodwill amortization, was higher primarily related to the effect of increased CTC amortization at PECO and increased depreciation related to higher depreciable plant partially offset by the extension of the estimated service lives of the generating stations in 2001.

(9)  Primarily relates to lower state income tax rates.

                               EXELON CORPORATION
                    Earnings Per Diluted Share Reconciliation
        Six Months Ended June 30, 2002 vs. Six Months Ended June 30, 2001

2001 Earnings per Diluted Share                                       $ 2.21

       Unusual Items included in 2001 Earnings:
           Cumulative Effect of Adopting SFAS 133                      (0.04)
           Gain on Investment (1)                                      (0.05)
           CTC Prepayment                                              (0.02)
           Wholesale Rate Settlement                                   (0.01)
           Settlement of Transition Bond Swap                          (0.01)
                                                                    ---------

2001 Earnings Excluding Unusual Items                                   2.08

       Year Over Year Effects on Earnings:
           Lower Energy Margins - Excluding Weather (2)                (0.43)
           Lower Energy Margins - Weather Impact (3)                   (0.05)
           Higher Nuclear Outage Operating and Maintenance Costs (4)   (0.10)
           Investment and Asset Write-Downs (5)                        (0.08)
           Cessation of Goodwill Amortization                           0.24
           Lower Operating and Maintenance Expense (O&M) (6)            0.08
           Lower Interest Expense (7)                                   0.17
           Higher Taxes Other Than Income (8)                          (0.09)
           Lower Depreciation and Amortization Expense (9)              0.01
           Lower Equity in Earnings of Unconsolidated Affiliates       (0.01)
           Lower Effective Income Tax Rate (10)                         0.09

2002 Earnings Before Cumulative Effect of Adopting SFAS 142,
       the Gain on the AT&T Sale and Severance                          1.91

           Cumulative Effect of Adopting SFAS 142                      (0.71)
           Gain on the Sale of AT&T Wireless                            0.36
           Severance (11)                                              (0.04)
                                                                    ---------

2002 Earnings per Diluted Share                                       $ 1.52
                                                                    =========

(1)  Realized gains on distributions on Enterprises investments.

(2) Primarily reflects lower market prices for energy, PJM ancillary costs, margins on energy trading activity and rate reductions at EED, partially offset by a stronger economy in Chicago in 2002 compared to 2001. ComEd's 5% residential customer rate reflects a reduction of $0.10 per share.

(3) Primarily related to warmer winter weather in Chicago and Philadelphia, offset by warmer summer weather in Chicago in 2002 compared to 2001.

(4) Relates to five nuclear refueling outages in 2002 as compared to two refueling outages in 2001.

(5) Reflects $38 million of investment write-downs and $4 million of net asset write-downs at Enterprises.

(6) Lower O&M's, excluding outage costs, severance costs and lower InfraSource and Exelon Services activity, primarily relate to Exelon's Cost Management Initiative and decreased Generation O&M's.

(7) Reflects lower debt outstanding and lower interest rates due to refinancing at Energy Delivery and a lower rate on Generation's spent nuclear fuel obligation.

(8)  Primarily reflects a higher gross receipts tax rate at PECO.

(9) Depreciation and amortization expense, excluding goodwill amortization, was lower primarily related to the effect of the extension of the estimated service lives of the generating stations in 2001, partially offset by increased CTC amortization at PECO, higher amortization of capitalized software at Enterprises and increased depreciation related to higher depreciable plant.

(10) Primarily relates to lower state income tax rates.

(11) Executive severance costs partially offset by favorable adjustments to previous severance estimates. A portion of the executive severance is not tax deductible. As a result, the after-tax impact on earnings is $0.04 per share.

                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                                    Three Months Ended June 30, 2002
                                                                    ----------------------------------------------------------------
                                                                      Energy                                              Exelon
                                                                     Delivery   Generation   Enterprises   Corp/Elim   Consolidated
                                                                    ----------------------------------------------------------------
Operating Revenues                                                   $ 2,476      $ 1,559      $   476      $  (992)     $ 3,519

Operating Expenses
   Purchased Power                                                       958          705           56         (960)         759
   Fuel                                                                   53          224           82            5          364
   Operating and Maintenance                                             351          411          334          (26)       1,070
   Depreciation and Amortization                                         242           65           17            8          332
   Taxes Other Than Income                                               136           41            2            2          181
                                                                     -------      -------      -------      -------      -------

   Total Operating Expenses                                            1,740        1,446          491         (971)       2,706
                                                                     -------      -------      -------      -------      -------

Operating Income                                                         736          113          (15)         (21)         813

Other Income and Deductions
   Interest Expense                                                     (218)         (11)          (3)          (9)        (241)
   Distributions on Preferred Securities of Subsidiaries                 (11)        --           --           --            (11)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net        --              9            2           (2)           9
   Other, net                                                             15           24          158           (3)         194
                                                                     -------      -------      -------      -------      -------

   Total Other Income and Deductions                                    (214)          22          157          (14)         (49)
                                                                     -------      -------      -------      -------      -------

Income Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                     522          135          142          (35)         764

Income Taxes                                                             200           51           59          (31)         279
                                                                     -------      -------      -------      -------      -------

Income Before Cumulative Effect of Change in
   Accounting Principle                                                  322           84           83           (4)         485

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                       --           --           --           --           --
                                                                     -------      -------      -------      -------      -------

Net Income                                                           $   322      $    84      $    83      $    (4)     $   485
                                                                     =======      =======      =======      =======      =======




                                                                                    Three Months Ended June 30, 2001
                                                                    ----------------------------------------------------------------
                                                                      Energy                                              Exelon
                                                                     Delivery   Generation   Enterprises   Corp/Elim   Consolidated
                                                                    ----------------------------------------------------------------
Operating Revenues                                                   $ 2,436      $ 1,583      $   546      $  (949)     $ 3,616

Operating Expenses
   Purchased Power                                                       901          721           61         (917)         766
   Fuel                                                                   79          230          100         --            409
   Operating and Maintenance                                             374          405          382          (27)       1,134
   Depreciation and Amortization                                         267           75           16            4          362
   Taxes Other Than Income                                               110           39            3            1          153
                                                                     -------      -------      -------      -------      -------

   Total Operating Expenses                                            1,731        1,470          562         (939)       2,824
                                                                     -------      -------      -------      -------      -------

Operating Income                                                         705          113          (16)         (10)         792

Other Income and Deductions
   Interest Expense                                                     (260)         (26)          (9)           6         (289)
   Distributions on Preferred Securities of Subsidiaries                 (12)        --           --           --            (12)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net        --             13           (6)        --              7
   Other, net                                                             24           14           21          (15)          44
                                                                     -------      -------      -------      -------      -------

   Total Other Income and Deductions                                    (248)           1            6           (9)        (250)
                                                                     -------      -------      -------      -------      -------

Income Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                     457          114          (10)         (19)         542

Income Taxes                                                             193           43           (5)          (4)         227
                                                                     -------      -------      -------      -------      -------

Income Before Cumulative Effect of Change in
   Accounting Principle                                                  264           71           (5)         (15)         315

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                       --           --           --           --           --
                                                                     -------      -------      -------      -------      -------

Net Income                                                           $   264      $    71      $    (5)     $   (15)     $   315
                                                                     =======      =======      =======      =======      =======

                                                         EXELON CORPORATION
                                                 Consolidating Statements of Income
                                                             (unaudited)
                                                            (in millions)


                                                                                      Six Months Ended June 30, 2002
                                                                    ---------------------------------------------------------------
                                                                      Energy                                              Exelon
                                                                     Delivery   Generation   Enterprises   Corp/Elim   Consolidated
                                                                    ---------------------------------------------------------------
Operating Revenues                                                   $ 4,811      $ 3,020      $   966      $(1,921)     $ 6,876

Operating Expenses
   Purchased Power                                                     1,846        1,323          108       (1,850)       1,427
   Fuel                                                                  188          433          234            5          860
   Operating and Maintenance                                             724          844          634          (65)       2,137
   Depreciation and Amortization                                         489          128           35           15          667
   Taxes Other Than Income                                               268           90            5            4          367
                                                                     -------      -------      -------      -------      -------

   Total Operating Expenses                                            3,515        2,818        1,016       (1,891)       5,458
                                                                     -------      -------      -------      -------      -------

Operating Income                                                       1,296          202          (50)         (30)       1,418

Other Income and Deductions
   Interest Expense                                                     (439)         (28)          (8)         (15)        (490)
   Distributions on Preferred Securities of Subsidiaries                 (23)        --           --           --            (23)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net        --             32           (5)          (5)          22
   Other, net                                                             30           40          158           (6)         222
                                                                     -------      -------      -------      -------      -------

   Total Other Income and Deductions                                    (432)          44          145          (26)        (269)
                                                                     -------      -------      -------      -------      -------

Income Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                     864          246           95          (56)       1,149

Income Taxes                                                             326           96           40          (35)         427
                                                                     -------      -------      -------      -------      -------

Income Before Cumulative Effect of Change in
   Accounting Principle                                                  538          150           55          (21)         722

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                       --             13         (243)        --           (230)
                                                                     -------      -------      -------      -------      -------

Net Income                                                           $   538      $   163      $  (188)     $   (21)     $   492
                                                                     =======      =======      =======      =======      =======


                                                                                      Six Months Ended June 30, 2001
                                                                    ---------------------------------------------------------------
                                                                      Energy                                              Exelon
                                                                     Delivery   Generation   Enterprises   Corp/Elim   Consolidated
                                                                    ---------------------------------------------------------------

Operating Revenues                                                   $ 4,933      $ 3,211      $ 1,213      $(1,918)     $ 7,439

Operating Expenses
   Purchased Power                                                     1,793        1,320          157       (1,863)       1,407
   Fuel                                                                  284          449          365         --          1,098
   Operating and Maintenance                                             724          809          705          (46)       2,192
   Depreciation and Amortization                                         535          167           31            7          740
   Taxes Other Than Income                                               225           85            7            4          321
                                                                     -------      -------      -------      -------      -------

   Total Operating Expenses                                            3,561        2,830        1,265       (1,898)       5,758
                                                                     -------      -------      -------      -------      -------

Operating Income                                                       1,372          381          (52)         (20)       1,681

Other Income and Deductions
   Interest Expense                                                     (506)         (59)         (22)           6         (581)
   Distributions on Preferred Securities of Subsidiaries                 (23)        --           --           --            (23)
   Equity in Earnings (Losses) of Unconsolidated Affiliates, net        --             39          (14)        --             25
   Other, net                                                             71           18           38          (28)          99
                                                                     -------      -------      -------      -------      -------

   Total Other Income and Deductions                                    (458)          (2)           2          (22)        (480)
                                                                     -------      -------      -------      -------      -------

Income Before Income Taxes and Cumulative Effect
    of Change in Acounting Principle                                     914          379          (50)         (42)       1,201

Income Taxes                                                             384          150          (20)         (15)         499
                                                                     -------      -------      -------      -------      -------

Income Before Cumulative Effect of Change in
   Accounting Principle                                                  530          229          (30)         (27)         702

Cumulative Effect of Change in Accounting
   Principle, Net of Income Taxes                                       --             12         --           --             12
                                                                     -------      -------      -------      -------      -------

Net Income                                                           $   530      $   241      $   (30)     $   (27)     $   714
                                                                     =======      =======      =======      =======      =======






                                                                 5





                                                         EXELON CORPORATION
                                           Business Segment Comparative Income Statements
                                                             (Unaudited)
                                                            (in millions)

                                                                                     Energy Delivery
                                                         ---------------------------------------------------------------------------

                                                        Three Months Ended June 30,            Six Months Ended June 30,
                                                           -------------------                    --------------------
                                                             2002        2001     Variance          2002         2001      Variance
                                                           -------     -------     -------        -------      -------      -------
Operating Revenues                                         $ 2,476     $ 2,436     $    40        $ 4,811      $ 4,933      $  (122)

Operating Expenses
   Purchased Power                                             958         901          57          1,846        1,793           53
   Fuel                                                         53          79         (26)           188          284          (96)
   Operating and Maintenance                                   351         374         (23)           724          724         --
   Depreciation and Amortization                               242         267         (25)           489          535          (46)
   Taxes Other Than Income                                     136         110          26            268          225           43
                                                           -------     -------     -------        -------      -------      -------
   Total Operating Expenses                                  1,740       1,731           9          3,515        3,561          (46)
                                                           -------     -------     -------        -------      -------      -------

Operating Income                                               736         705          31          1,296        1,372          (76)

Other Income and Deductions
   Interest Expense                                           (218)       (260)         42           (439)        (506)          67
   Distributions on Preferred Securities of Subsidiaries       (11)        (12)          1            (23)         (23)        --
   Other, net                                                   15          24          (9)            30           71          (41)
                                                           -------     -------     -------        -------      -------      -------

   Total Other Income and Deductions                          (214)       (248)         34           (432)        (458)          26
                                                           -------     -------     -------        -------      -------      -------

Income Before Income Taxes                                     522         457          65            864          914          (50)

Income Taxes                                                   200         193           7            326          384          (58)
                                                           -------     -------     -------        -------      -------      -------

Net Income                                                 $   322     $   264     $    58        $   538      $   530      $     8
                                                           =======     =======     =======        =======      =======      =======




                                                                                        Generation
                                                         ---------------------------------------------------------------------------

                                                        Three Months Ended June 30,            Six Months Ended June 30,
                                                           -------------------                    --------------------
                                                             2002        2001     Variance          2002         2001      Variance
                                                           -------     -------     -------        -------      -------      -------
Operating Revenues                                         $ 1,559     $ 1,583     $   (24)       $ 3,020      $ 3,211      $  (191)

Operating Expenses
   Purchased Power                                             705         721         (16)         1,323        1,320            3
   Fuel                                                        224         230          (6)           433          449          (16)
   Operating and Maintenance                                   411         405           6            844          809           35
   Depreciation and Amortization                                65          75         (10)           128          167          (39)
   Taxes Other Than Income                                      41          39           2             90           85            5
                                                           -------     -------     -------        -------      -------      -------
   Total Operating Expenses                                  1,446       1,470         (24)         2,818        2,830          (12)
                                                           -------     -------     -------        -------      -------      -------

Operating Income                                               113         113        --              202          381         (179)

Other Income and Deductions
   Interest Expense                                            (11)        (26)         15            (28)         (59)          31
   Equity in Earnings of Unconsolidated Affiliates, net          9          13          (4)            32           39           (7)
   Other, net                                                   24          14          10             40           18           22
                                                           -------     -------     -------        -------      -------      -------

   Total Other Income and Deductions                            22           1          21             44           (2)          46
                                                           -------     -------     -------        -------      -------      -------

Income Before Income Taxes and Cumulative Effect
    of Changes in Acounting Principles                         135         114          21            246          379         (133)

Income Taxes                                                    51          43           8             96          150          (54)
                                                           -------     -------     -------        -------      -------      -------

Income Before Cumulative Effect of Changes in
   Accounting Principles                                        84          71          13            150          229          (79)

Cumulative Effect of Changes in Accounting
   Principles, Net of Income Taxes                            --          --          --               13           12            1
                                                           -------     -------     -------        -------      -------      -------

Net Income                                                 $    84     $    71     $    13        $   163      $   241      $   (78)
                                                           =======     =======     =======        =======      =======      =======


                                                         EXELON CORPORATION
                                           Business Segment Comparative Income Statements
                                                             (unaudited)
                                                            (in millions)

                                                                                    Enterprises
                                                 ----------------------------------------------------------------------------------

                                                 Three Months Ended June 30,                  Six Months Ended June 30,
                                                 ---------------------------                  -------------------------
                                                   2002           2001         Variance         2002           2001         Variance
                                                 -------        -------        -------        -------        -------        -------
Operating Revenues                               $   476        $   546        $   (70)       $   966        $ 1,213        $  (247)

Operating Expenses
  Purchased Power                                     56             61             (5)           108            157            (49)
  Fuel                                                82            100            (18)           234            365           (131)
  Operating and Maintenance                          334            382            (48)           634            705            (71)
  Depreciation and Amortization                       17             16              1             35             31              4
  Taxes Other Than Income                              2              3             (1)             5              7             (2)
                                                 -------        -------        -------        -------        -------        -------
  Total Operating Expenses                           491            562            (71)         1,016          1,265           (249)
                                                 -------        -------        -------        -------        -------        -------

Operating Income                                     (15)           (16)             1            (50)           (52)             2

Other Income and Deductions
  Interest Expense                                    (3)            (9)             6             (8)           (22)            14
  Equity in Earnings (Losses) of
   Unconsolidated Affiliates, net                      2             (6)             8             (5)           (14)             9
  Other, net                                         158             21            137            158             38            120
                                                 -------        -------        -------        -------        -------        -------

  Total Other Income and Deductions                  157              6            151            145              2            143
                                                 -------        -------        -------        -------        -------        -------

Income Before Income Taxes and Cumulative
   Effect of Change in Acounting Principle           142            (10)           152             95            (50)           145

Income Taxes                                          59             (5)            64             40            (20)            60
                                                 -------        -------        -------        -------        -------        -------

Income Before Cumulative Effect of
  Changes in Accounting Principle                     83             (5)            88             55            (30)            85

Cumulative Effect of Change in Accounting
  Principle, Net of Income Taxes                    --             --             --             (243)          --             (243)
                                                 -------        -------        -------        -------        -------        -------

Net Income                                       $    83        $    (5)       $    88        $  (188)       $   (30)       $  (158)
                                                 =======        =======        =======        =======        =======        =======


                                                                         Corporate and Eliminations
                                                 ----------------------------------------------------------------------------------

                                                 Three Months Ended June 30,                  Six Months Ended June 30,
                                                 ---------------------------                  -------------------------
                                                   2002           2001         Variance         2002           2001         Variance
                                                 -------        -------        -------        -------        -------        -------
Operating Revenues                               $  (992)       $  (949)       $   (43)       $(1,921)       $(1,918)       $    (3)

Operating Expenses
  Purchased Power                                   (960)          (917)           (43)        (1,850)        (1,863)            13
  Fuel                                                 5           --                5              5           --                5
  Operating and Maintenance                          (26)           (27)             1            (65)           (46)           (19)
  Depreciation and Amortization                        8              4              4             15              7              8
  Taxes Other Than Income                              2              1              1              4              4           --
                                                 -------        -------        -------        -------        -------        -------
  Total Operating Expenses                          (971)          (939)           (32)        (1,891)        (1,898)             7
                                                 -------        -------        -------        -------        -------        -------

Operating Income                                     (21)           (10)           (11)           (30)           (20)           (10)

Other Income and Deductions
  Interest Expense                                    (9)             6            (15)           (15)             6            (21)
  Equity in Earnings (Losses) of
   Unconsolidated Affiliates, net                     (2)          --               (2)            (5)          --               (5)
  Other, net                                          (3)           (15)            12             (6)           (28)            22
                                                 -------        -------        -------        -------        -------        -------

  Total Other Income and Deductions                  (14)            (9)            (5)           (26)           (22)            (4)
                                                 -------        -------        -------        -------        -------        -------

Income Before Income Taxes                           (35)           (19)           (16)           (56)           (42)           (14)

Income Taxes                                         (31)            (4)           (27)           (35)           (15)           (20)
                                                 -------        -------        -------        -------        -------        -------

Net Income                                       $    (4)       $   (15)       $    11        $   (21)       $   (27)       $     6
                                                 =======        =======        =======        =======        =======        =======

                                      EXELON CORPORATION
                                  Consolidated Balance Sheets
                                          (unaudited)
                                         (in millions)


                                                                  June 30,          December 31,
                                                                    2002               2001
                                                                  --------           --------
 Current Assets
    Cash and Cash Equivalents                                     $    713           $    485
    Restricted Cash                                                    398                372
    Accounts Receivable, net
       Customers                                                     1,978              1,687
       Other                                                           196                428
    Receivable from Unconsolidated Affiliate                           107                 44
    Inventories - Fossil Fuel                                          206                222
    Inventories - Materials and Supplies                               308                249
    Deferred Income Taxes                                               76                 23
    Other Current Assets                                               354                272
                                                                  --------           --------

         Total Current Assets                                        4,336              3,782
                                                                  --------           --------

Property Plant and Equipment, net                                   14,654             13,781

Deferred Debits and Other Assets
    Regulatory Assets                                                6,237              6,423
    Nuclear Decommissioning Trust Funds                              3,060              3,165
    Investments                                                      1,658              1,666
    Goodwill, net                                                    4,971              5,335
    Other Noncurrent Assets                                            705                708
                                                                  --------           --------

         Total Deferred Debits and Other Assets                     16,631             17,297
                                                                  --------           --------

Total Assets                                                      $ 35,621           $ 34,860
                                                                  ========           ========

Liabilities and Shareholders' Equity
Current Liabilities
    Notes Payable                                                 $    470           $    360
    Long-Term Debt Due within One Year                               1,772              1,406
    Accounts Payable                                                 1,164                964
    Accrued Expenses                                                 1,339              1,182
    Other                                                              527                505
                                                                  --------           --------

         Total Current Liabilities                                   5,272              4,417
                                                                  --------           --------

Long-Term Debt                                                      12,591             12,879

Deferred Credits and Other Liabilities
    Deferred Income Taxes                                            4,204              4,303
    Unamortized Investment Tax Credits                                 308                316
    Nuclear Decommissioning Liability for Retired Plants             1,379              1,353
    Pension Obligation                                                 313                334
    Non-Pension Postretirement Benefits Obligation                     878                847
    Spent Nuclear Fuel Obligation                                      851                843
    Other                                                              866                725
                                                                  --------           --------

         Total Deferred Credits and Other Liabilities                8,799              8,721
                                                                  --------           --------

Preferred Securities of Subsidiaries                                   613                613

Shareholders' Equity
    Common Stock                                                     6,990              6,930
    Deferred Compensation                                               (1)                (2)
    Retained Earnings                                                1,421              1,200
    Accumulated Other Comprehensive Income                             (64)               102
                                                                  --------           --------

         Total Shareholders' Equity                                  8,346              8,230
                                                                  --------           --------

Total Liabilities and Shareholders' Equity                        $ 35,621           $ 34,860
                                                                  ========           ========

                                                        EXELON CORPORATION
                                               Consolidated Statements of Cash Flows
                                                            (unaudited)
                                                           (in millions)


                                                                             Three Months Ended               Six Months Ended
                                                                                  June 30,                        June 30,
                                                                          -----------------------         -----------------------
                                                                           2002             2001           2002             2001
                                                                          -------         -------         -------         -------

Cash Flows From Operating Activities
   Net Income                                                             $   485         $   315         $   492         $   714
   Adjustments to Reconcile Net Income to Net Cash Flows
     Provided by Operating Activities:
        Depreciation and Amortization, including nuclear fuel                 421             449             848             939
        Cumulative Effect of Changes in Accounting
          Principles (net of income taxes)                                   --              --               230             (12)
        Provision for Uncollectible Accounts                                   30              30              67              60
        Deferred Income Taxes                                                 (77)            (58)            (10)              7
        Deferred Energy Costs                                                  15              36              49               7
        Equity in Earnings of Unconsolidated Affiliates, net                   (9)             (7)            (22)            (25)
        Net Realized Losses on Nuclear Decommissioning Trust Funds             11               9              21              24
        Pre-Tax Gain on the Sale of Investments, net                         (199)           --              (199)           --
        Other Operating Activities                                              2             (45)            115             (78)
        Changes in Working Capital:
            Accounts Receivable                                              (308)             11            (259)             68
            Inventories                                                       (55)            (72)            (42)            (12)
            Accounts Payable, Accrued Expenses, & Other
              Current Liabilities                                             349             444             342             280
            Changes in Receivables and Payables to
              Unconsolidated Affiliates, net                                   (5)           --                12            --
            Other Current Assets                                              145              44              (6)            (19)
                                                                          -------         -------         -------         -------
Net Cash Flows Provided by Operating Activities                               805           1,156           1,638           1,953
                                                                          -------         -------         -------         -------

Cash Flows From Investing Activities
   Capital Expenditures                                                      (439)           (490)         (1,028)           (937)
   Acquisition of Generating Plants                                          (443)           --              (443)           --
   Enterprises Acquisitions, net of cash acquired                            --                (1)           --               (39)
   Proceeds from Nuclear Decommissioning Trust Funds                          309             288             889             621
   Investment in Nuclear Decommissioning Trust Funds                         (338)           (301)           (943)           (655)
   Note Receivable from Unconsolidated  Affiliate                             (29)           --               (75)           --
   Proceeds from the Sale of Investment                                       285            --               285            --
   Other Investing Activities                                                  24              23              47              12
                                                                          -------         -------         -------         -------
Net Cash Flows Used in Investing Activities                                  (631)           (481)         (1,268)           (998)
                                                                          -------         -------         -------         -------

Cash Flows From Financing Activities
   Issuance of Long-Term Debt                                                 293           1,231             701           2,058
   Retirement of Long-Term Debt                                              (226)           (124)           (697)         (1,153)
   Change in Short-Term Debt                                                   32          (1,206)            110            (949)
   Dividends on Common Stock                                                 (139)           (136)           (280)           (312)
   Change in Restricted Cash                                                 (161)           (120)            (26)            (16)
   Proceeds from Employee Stock Plans                                          42              15              60              51
   Other Financing Activities                                                   2            --               (10)           --
                                                                          -------         -------         -------         -------
Net Cash Flows Used in Financing Activities                                  (157)           (340)           (142)           (321)
                                                                          -------         -------         -------         -------

Increase in Cash and Cash Equivalents                                          17             335             228             634
Cash and Cash Equivalents at Beginning of Period                              696             825             485             526
                                                                          -------         -------         -------         -------
Cash and Cash Equivalents at End of Period                                $   713         $ 1,160         $   713         $ 1,160
                                                                          =======         =======         =======         =======


                                                                9


                                              EXELON CORPORATION
                                           Electric Sales Statistics

                                                         Three Months Ended June 30,
                                                     -------------------------------------
(in GWhs)                                                  2002               2001               % Change
---------------------------------------------------  -----------------  ------------------    ---------------
Supply
Nuclear, excluding AmerGen                                     28,353              28,443              (0.3%)
Purchased power - Generation (1)                               18,220              16,392              11.2%
Fossil, excluding Sithe and Hydro                               3,665               3,233              13.4%
                                                     -----------------  ------------------
   Power Team Supply                                           50,238              48,068               4.5%
Purchased power - Other                                           157                 284             (44.7%)
                                                     -----------------  ------------------
   Total electric supply available for sale                    50,395              48,352               4.2%
Less:  Line loss and company use                                2,175               3,377             (35.6%)
                                                     -----------------  ------------------
   Total Energy Sales                                          48,220              44,975               7.2%
                                                     =================  ==================


Energy Sales
Retail Sales (2)                                               30,670              29,853               2.7%
Power Team Market Sales (1)                                    20,589              18,548              11.0%
Interchange sales and sales to other utilities                    514                 669             (23.2%)
                                                     -----------------  ------------------
                                                               51,773              49,070               5.5%
Less: Distribution Only Sales                                  (3,553)             (4,095)            (13.2%)
                                                     -----------------  ------------------
   Total Energy Sales                                          48,220              44,975               7.2%
                                                     =================  ==================



                                                          Six Months Ended June 30,
                                                     -------------------------------------
(in GWhs)                                                  2002               2001               % Change
---------------------------------------------------  -----------------  ------------------    ---------------
Supply
Nuclear, excluding AmerGen                                     55,886              58,410              (4.3%)
Purchased power - Generation (1)                               36,314              31,954              13.6%
Fossil, excluding Sithe and Hydro                               6,362               5,958               6.8%
                                                     -----------------  ------------------
   Power Team Supply                                           98,562              96,322               2.3%
Purchased power - Other                                           325                 344              (5.5%)
                                                     -----------------  ------------------
   Total electric supply available for sale                    98,887              96,666               2.3%
Less:  Line loss and company use                                4,210               5,826             (27.7%)
                                                     -----------------  ------------------
   Total Energy Sales                                          94,677              90,840               4.2%
                                                     =================  ==================


Energy Sales
Retail Sales (2)                                               60,584              61,952              (2.2%)
Power Team Market Sales (1)                                    39,913              36,007              10.8%
Interchange sales and sales to other utilities                  1,252               1,258              (0.5%)
                                                     -----------------  ------------------
                                                              101,749              99,217               2.6%
Less: Distribution Only Sales                                  (7,072)             (8,377)            (15.6%)
                                                     -----------------  ------------------
   Total Energy Sales                                          94,677              90,840               4.2%
                                                     =================  ==================

(1) Purchased power and market sales do not include trading volume of 8,566 MWhs and 454 MWhs for the three months ended June 30, 2002 and 2001, respectively and 22,805 MWhs and 454 MWhs for the six months ended June 30, 2002 and 2001, respectively. months ended June 30, 2002 and 2001, respectively.


(2) Includes Exelon Energy sales of 1,221,239 MWh and 1,104,063 MWh for the three months ended June 30, 2002 and 2001, respectively and and 2,326,386 MWh and 3,217,739 MWh for the six months ended June 30, 2002 and 2001, respectively.


                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                                 For the Three Months Ended June 30,


                                                                   ComEd                                      PECO
                                              --------------------------------------------------------------------------------------

Electric Deliveries (MWh)                           2002            2001      % Change          2002           2001       % Change
                                              -----------------------------------------    ----------------------------------------

Bundled Deliveries (a)
    Residential                                   5,862,380       5,231,699     12.1%         2,114,551      1,672,763      26.4%
    Small Commercial & Industrial                 5,599,519       5,802,950     (3.5%)        1,880,890      1,311,548      43.4%
    Large Commercial & Industrial                 2,122,393       2,747,982    (22.8%)        3,927,388      3,172,115      23.8%
    Public Authorities & Electric Railroads       1,684,740       1,891,021    (10.9%)          200,099        181,665      10.1%
                                              ------------------------------               ----------------------------

                                                 15,269,032      15,673,652     (2.6%)        8,122,928      6,338,091      28.2%
                                              ------------------------------               ----------------------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
    Residential                                          (c)            n/a                     556,761        848,220     (34.4%)
    Small Commercial & Industrial                 1,177,493         645,229     82.5%             2,480        524,113     (99.5%)
    Large Commercial & Industrial                 1,621,827       1,250,539     29.7%            12,869        731,738     (98.2%)
    Public Authorities & Electric Railroads         181,183          93,246     94.3%                37          1,736     (97.9%)
                                              ------------------------------               ----------------------------

                                                  2,980,503       1,989,014     49.8%           572,147      2,105,807     (72.8%)
                                              ------------------------------               ----------------------------

PPO (ComEd Only)
    Small Commercial & Industrial                   838,533         798,579      5.0%
    Large Commercial & Industrial                 1,391,928       1,517,783     (8.3%)
    Public Authorities & Electric Railroads         274,202         325,903    (15.9%)
                                              ------------------------------

                                                  2,504,663       2,642,265     (5.2%)
                                              ------------------------------

    Total Unbundled Deliveries                    5,485,166       4,631,279     18.4%           572,147      2,105,807     (72.8%)
                                              ------------------------------               ----------------------------

       Total Retail Deliveries                   20,754,198      20,304,931      2.2%         8,695,075      8,443,898       3.0%
                                              ==============================               ============================

Gas Deliveries (mmcf) (PECO only)                                                                14,286         13,782       3.7%
                                                                                           ============================

Revenue (in millions)

Bundled Revenue (a)
    Residential                                   $ 523,423       $ 501,658      4.3%         $ 278,103      $ 221,816      25.4%
    Small Commercial & Industrial                   445,087         466,793     (4.7%)          224,143        156,937      42.8%
    Large Commercial & Industrial                   115,665         143,788    (19.6%)          288,135        223,504      28.9%
    Public Authorities & Electric Railroads         101,645         109,578     (7.2%)           18,924         17,233       9.8%
                                              ------------------------------               ----------------------------

                                                  1,185,820       1,221,817     (2.9%)          809,305        619,490      30.6%
                                              ------------------------------               ----------------------------

Unbundled Revenue (b)
Alternative Energy Suppliers
    Residential                                          (c)            n/a                      42,016         67,059     (37.3%)
    Small Commercial & Industrial                    30,189          12,543    140.7%               135         27,737     (99.5%)
    Large Commercial & Industrial                    31,827          21,146     50.5%               359         19,266     (98.1%)
    Public Authorities & Electric Railroads           5,368           1,343    299.7%                 5            203     (97.5%)
                                              ------------------------------               ----------------------------

                                                     67,384          35,032     92.3%            42,515        114,265     (62.8%)
                                              ------------------------------               ----------------------------

PPO (ComEd Only)
    Small Commercial & Industrial                    55,003          53,197      3.4%
    Large Commercial & Industrial                    76,084          85,817    (11.3%)
    Public Authorities & Electric Railroads          16,359          18,906    (13.5%)
                                              ------------------------------

                                                    147,446         157,920     (6.6%)
                                              ------------------------------

    Total Unbundled Revenue                         214,830         192,952     11.3%            42,515        114,265     (62.8%)
                                              ------------------------------               ----------------------------

       Total Retail Electric Revenue              1,400,650       1,414,769     (1.0%)          851,820        733,755      16.1%

Wholesale Electric Revenue                           26,629          39,296    (32.2%)            3,432          4,697     (26.9%)

Other Revenue                                        53,644          76,093    (29.5%)           55,569         55,299       0.5%

Gas Revenue                                             n/a             n/a                      84,315        112,316     (24.9%)
                                              ------------------------------               ----------------------------

       Total Revenues                           $ 1,480,923     $ 1,530,158     (3.2%)        $ 995,136      $ 906,067       9.8%
                                              ==============================               ============================



Heating and Cooling Degree Days                 2002            2001         Normal            2002           2001        Normal
-------------------------------               ---------------------------------------     ---------------------------------------

    Heating Degree Days                         855             667            774             417            418        566
    Cooling Degree Days                         301             233            226             416            410        306




(a) Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.

(b) Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c) On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity, however, as of June 30, 2002, no alternative electric supplier has sought approval from the Illinois Commerce Commission
     (ICC) and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable


                                                         EXELON CORPORATION
                                                  Energy Delivery Sales Statistics
                                                  For the Six Months Ended June 30,


                                                               ComEd                                        PECO
                                           -----------------------------------------------------------------------------------------

Electric Deliveries (MWh)                        2002             2001       % Change           2002            2001       % Change
                                           -----------------------------------------------------------------------------------------

Bundled Deliveries (a)
    Residential                                12,271,063       11,538,292      6.4%          4,170,149       4,131,797       0.9%
    Small Commercial & Industrial              11,049,153       11,677,768     (5.4%)         3,638,272       2,312,736      57.3%
    Large Commercial & Industrial               4,078,399        5,638,041    (27.7%)         7,278,457       5,702,844      27.6%
    Public Authorities & Electric Railroads     3,485,538        3,901,261    (10.7%)           393,446         374,421       5.1%
                                           --------------- ----------------               -------------- ---------------

                                               30,884,153       32,755,362     (5.7%)        15,480,324      12,521,798      23.6%
                                           --------------- ----------------               -------------- ---------------

Unbundled Deliveries (b)
Alternative Energy Suppliers
    Residential                                        (c)             n/a                    1,348,422       1,375,349      (2.0%)
    Small Commercial & Industrial               2,181,376        1,107,011     97.1%             99,002       1,416,536     (93.0%)
    Large Commercial & Industrial               3,007,813        2,413,995     24.6%            115,697       1,920,938     (94.0%)
    Public Authorities & Electric Railroads       319,226          136,319    134.2%                 83           6,479     (98.7%)
                                           --------------- ----------------               -------------- ---------------

                                                5,508,415        3,657,325     50.6%          1,563,204       4,719,302     (66.9%)
                                           --------------- ----------------               -------------- ---------------

PPO (ComEd Only)
    Small Commercial & Industrial               1,601,757        1,621,488     (1.2%)
    Large Commercial & Industrial               2,703,008        2,876,354     (6.0%)
    Public Authorities & Electric Railroads       516,526          583,778    (11.5%)
                                           --------------- ----------------

                                                4,821,291        5,081,620     (5.1%)
                                           --------------- ----------------

    Total Unbundled Deliveries                 10,329,706        8,738,945     18.2%          1,563,204       4,719,302     (66.9%)
                                           --------------- ----------------               -------------- ---------------

        Total Retail Deliveries                41,213,859       41,494,307     (0.7%)        17,043,528      17,241,100      (1.1%)
                                           =============== ================               ============== ===============

Gas Deliveries (mmcf) (PECO only)                                                                45,643          48,012      (4.9%)
                                                                                          ============== ===============

Revenue (in thousands)

Bundled Revenue (a)
    Residential                               $ 1,041,228      $ 1,035,809      0.5%          $ 521,550       $ 502,669       3.8%
    Small Commercial & Industrial                 836,171          879,895     (5.0%)           412,865         263,471      56.7%
    Large Commercial & Industrial                 217,771          279,975    (22.2%)           532,467         406,695      30.9%
    Public Authorities & Electric Railroads       193,300          216,037    (10.5%)            37,076          34,361       7.9%
                                           --------------- ----------------               -------------- ---------------

                                                2,288,470        2,411,716     (5.1%)         1,503,958       1,207,196      24.6%
                                           --------------- ----------------               -------------- ---------------

Unbundled Revenue (b)
Alternative Energy Suppliers
    Residential                                        (c)             n/a                       96,160         102,821      (6.5%)
    Small Commercial & Industrial                  42,636           26,017     63.9%              4,797          68,157     (93.0%)
    Large Commercial & Industrial                  41,483           47,869    (13.3%)             3,272          54,591     (94.0%)
    Public Authorities & Electric Railroads         7,195            1,960    267.1%                 11             868     (98.7%)
                                           --------------- ----------------               -------------- ---------------

                                                   91,314           75,846     20.4%            104,240         226,437     (54.0%)
                                           --------------- ----------------               -------------- ---------------

PPO (ComEd Only)
    Small Commercial & Industrial                  98,063           90,461      8.4%
    Large Commercial & Industrial                 140,185          146,536     (4.3%)
    Public Authorities & Electric Railroads        29,109           30,662     (5.1%)
                                           --------------- ----------------

                                                  267,357          267,659     (0.1%)
                                           --------------- ----------------

    Total Unbundled Revenue                       358,671          343,505      4.4%            104,240         226,437     (54.0%)
                                           --------------- ----------------               -------------- ---------------

        Total Retail Electric Revenue           2,647,141        2,755,221     (3.9%)         1,608,198       1,433,633      12.2%

Wholesale Electric Revenue                         50,276           96,159    (47.7%)             6,965           7,846     (11.2%)

Other Revenue                                      98,964          125,042    (20.9%)           106,820         108,568      (1.6%)

Gas Revenue                                           n/a              n/a                      292,921         407,095     (28.0%)
                                           --------------- ----------------               -------------- ---------------

        Total Revenues                        $ 2,796,381      $ 2,976,422     (6.0%)       $ 2,014,904     $ 1,957,142       3.0%
                                           =============== ================               ==============================


Heating and Cooling Degree Days                      2002            2001      Normal             2002            2001       Normal
                                           --------------- ---------------- ---------     -------------- --------------------------

    Heating Degree Days                             3,720            3,948     4,028              2,484           2,917      3,288
    Cooling Degree Days                               301              233       227                416             410        306



(a)  Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO's tariffed rates also include a CTC charge.

(b)  Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)  On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity, however, as of June 30,
     2002, no alternative electric supplier has sought approval from the Illinois Commerce Commission (ICC) and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a - not applicable



                               EXELON CORPORATION
                  Exelon Generation Power Marketing Statistics


                                               Three Months Ended June 30,                   Six Months Ended June 30,
                                           ------------------------------------        ---------------------------------------
                                                2002                 2001                   2002                  2001
                                           ----------------     ---------------        ----------------    -------------------
GWh Sales
     Energy Delivery                                28,294              28,105                  56,044                 57,309
     Exelon Energy                                   1,355               1,415                   2,605                  3,006
     Market Sales                                   20,589              18,548                  39,913                 36,007
                                           ----------------     ---------------        ----------------    -------------------
     Total Sales (1)                                50,238              48,068                  98,562                 96,322
                                           ================     ===============        ================    ===================

Average Margin ($/MWh)
     Average Realized Revenue
        Energy Delivery                            $ 31.45             $ 30.09                 $ 30.73                $ 29.58
        Exelon Energy                                44.73               40.11                   45.08                  39.30
        Market Sales                                 30.69               37.69                   29.44                  38.66
        Total Sales - without trading                31.50               33.32                   30.58                  33.27

     Average Supply Cost - without trading         $ 18.79             $ 20.05                 $ 17.78                $ 18.75

     Average Margin - without trading              $ 12.71             $ 13.27                 $ 12.80                $ 14.52



Around-the-clock Market Prices ($/MWh)
     PJM                                           $ 25.50             $ 30.00                 $ 23.50                $ 31.50
     Main                                            24.00               27.00                   22.50                  29.00


------------------------------------------------------------------------
July 2002 Earnings Guidance
     PJM - July through December 2002                           $ 28.00
     MAIN - July through December 2002                            22.00
------------------------------------------------------------------------



(1) Total sales do not include trading volume of 8,566 MWhs and 454 MWhs for the three months ended June 30, 2002 and 2001, respectively and 22,805 MWhs and 454 MWhs for the six months ended June 30, 2002 and 2001, respectively.

                                                  EXELON CORPORATION
                              Effect of Adoption of EITF 02-3 on Results of Trading Book
                                                     (in millions)

                                                                                      EITF 02-3
                                                                  As Reported        Adjustment        As Adjusted
                                                                ----------------   ----------------  ----------------
Three months ended June 30, 2001
      Trading Revenue                                                      $ 29              $ (35)             $ (6)

      Trading Expense - Fuel                                                  5                 (5)                -
      Trading Expense - Purchased Power                                      30                (30)                -
                                                                ----------------   ----------------  ----------------

      Net Trading Margin                                                   $ (6)               $ -              $ (6)
                                                                ================   ================  ================

Six months ended June 30, 2001
      Trading Revenue                                                      $ 29              $ (35)             $ (6)

      Trading Expense - Fuel                                                  5                 (5)                -
      Trading Expense - Purchased Power                                      30                (30)                -
                                                                ----------------   ----------------  ----------------

      Net Trading Margin                                                   $ (6)               $ -              $ (6)
                                                                ================   ================  ================

Three months ended September 30, 2001
      Trading Revenue                                                     $ 105             $ (100)              $ 5

      Trading Expense - Fuel                                                  7                 (7)                -
      Trading Expense - Purchased Power                                      93                (93)                -
                                                                ----------------   ----------------  ----------------

      Net Trading Margin                                                    $ 5                $ -               $ 5
                                                                ================   ================  ================

Nine months ended September 30, 2001
      Trading Revenue                                                     $ 134             $ (135)             $ (1)

      Trading Expense - Fuel                                                 12                (12)                -
      Trading Expense - Purchased Power                                     123               (123)                -
                                                                ----------------   ----------------  ----------------

      Net Trading Margin                                                   $ (1)               $ -              $ (1)
                                                                ================   ================  ================

Three months ended December 31, 2001
      Trading Revenue                                                      $ 96              $ (88)              $ 8

      Trading Expense - Fuel                                                  3                 (3)                -
      Trading Expense - Purchased Power                                      86                (86)                -
      Trading Expense - Operating and Maintenance                            (1)                 1                 -
                                                                ----------------   ----------------  ----------------

      Net Trading Margin                                                    $ 8                $ -               $ 8
                                                                ================   ================  ================

Twelve months ended December 31, 2001
      Trading Revenue                                                     $ 229             $ (222)              $ 7

      Trading Expense - Fuel                                                 15                (15)                -
      Trading Expense - Purchased Power                                     208               (208)                -
      Trading Expense - Operating and Maintenance                            (1)                 1                 -
                                                                ----------------   ----------------  ----------------

      Net Trading Margin                                                    $ 7               $ (0)              $ 7
                                                                ================   ================  ================

Three months ended March 31, 2002
      Trading Revenue                                                     $ 514             $ (513)              $ 1

      Trading Expense - Fuel                                                  9                 (9)                -
      Trading Expense - Purchased Power                                     504               (504)                -
                                                                ----------------   ----------------  ----------------

      Net Trading Margin                                                    $ 1                $ -               $ 1
                                                                ================   ================  ================

